Exhibit 10.5

FOURTH AMENDMENT TO MLP CREDIT AGREEMENT
AND
LIMITED CONSENT

THIS FOURTH Amendment to MLP Credit Agreement AND LIMITED CONSENT (this “Amendment”) dated as of October 27, 2016 (the “Fourth Amendment Effective Date”) is among: PennTex Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), Royal Bank of Canada as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and the undersigned Lenders (as such term is defined in the Credit Agreement referred to below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement, as amended hereby.
R E C I T A L S
A.The Borrower, the Administrative Agent and the Lenders are parties to that certain MLP Credit Agreement dated as of December 19, 2014, as amended by (i) that certain First Amendment to MLP Credit Agreement dated as of May 6, 2015, (ii) that certain Second Amendment to MLP Credit Agreement dated as of October 23, 2015, and (iii) that certain Third Amendment to MLP Credit Agreement dated as of December 11, 2015 (such MLP Credit Agreement, as so amended and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B.Pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower.

C.The Borrower has advised Administrative Agent and the Lenders that (i) NGP X US Holdings, L.P., MRD Midstream, LLC, WHR Midstream LLC and certain other direct and indirect equity holders of the Borrower (collectively, the “Contributors”) desire to contribute, transfer and assign (such transaction, the “Proposed Contribution”) 100% of their respective Equity Interests in PennTex Development, the Borrower and the General Partner to Energy Transfer Partners, L.P. (the “Buyer”) pursuant to a Contribution Agreement dated October 24, 2016 (the “ETP Contribution Agreement”), by and among the Contributors and the Buyer, and (ii) the Proposed Contribution would constitute a Change in Control under and as defined in the Credit Agreement prior to giving effect to this Amendment.

D.The Borrower has requested that (i) the Administrative Agent and the Lenders consent to the Change in Control that would otherwise occur as a result of the Proposed Contribution, and (ii) certain terms of the Credit Agreement be amended, in each case as more particularly set forth herein.

A G R E E M E N T
In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1.Consent to Change in Control. In reliance on the representations, warranties, covenants and agreements contained in this Agreement and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement and the terms and conditions set forth in Section 1.02 below, the parties agree as follows:
1.01    Limited Consent. Notwithstanding anything to the contrary in Section 10.1(n) of the Credit Agreement or in the definition of the term “Change in Control” prior to giving effect to Section 3 of this Amendment, the Administrative Agent and the undersigned Lenders hereby consent to the occurrence of a Change in Control as a result of the Proposed Contribution to ETP in accordance with the conditions set forth in Section 1.02 below (the “Limited Consent”). Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, upon the consummation of the Proposed Contribution to ETP, such transaction shall be deemed not to constitute a “Change in Control” for any purpose under the Credit Agreement, including Section 10.1(n) thereof. The Limited Consent and the other agreements in this Section 1.01 are limited solely to the occurrence of a Change in Control resulting from the Proposed Contribution, and nothing contained in this Amendment shall be deemed a consent to, or waiver of, any other action or inaction of the Borrower or any other Loan Party that constitutes (or would constitute) a violation of or Default under any provision of the Credit Agreement or any other Loan Document. Neither the Lenders nor the Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to any other provision of the Credit Agreement or any other Loan Document.
1.02    Conditions Precedent to Limited Consent. The effectiveness of the Limited Consent and the other agreements set forth in Section 1.01 are subject to the satisfaction of each of the following conditions precedent:
(a)The conditions set forth in clauses (b), (c) and (d) below shall be satisfied on or prior to December 31, 2016;
(b)The Proposed Contribution shall be consummated substantially in accordance with the terms and conditions of the ETP Contribution Agreement (as defined below), without giving effect to any revision, waiver, consent or other amendment or modification on or after the Fourth Amendment Effective Date that is materially adverse to the Administrative Agent or the Lenders;
(c)On the closing date of the Proposed Contribution (the “Proposed Contribution Closing Date”), all outstanding revolving credit exposure under the PennTex Development Credit Facility shall be paid in full and the PennTex Development Credit Facility shall be terminated, in each case in accordance with a payoff letter provided by the administrative agent under such PennTex Development Credit Facility; and
(d)On the Proposed Contribution Closing Date, the Borrower shall notify the Administrative Agent and the Lenders in writing of the occurrence of the closing of the Proposed Contribution, which written notice shall include a certification as to the satisfaction of the conditions set forth in this Section 1.02.

Section 2.Proposed Contribution Closing Date Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 1.02 and Section 3, the Credit Agreement shall be amended effective as of the closing of the Proposed Contribution Closing Date in the manner provided in this Section 2.

2.01    New Definitions. Section 1.01 of the Credit Agreement shall be amended by adding the following definitions thereto in appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“ETP” means Energy Transfer Partners, L.P.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
2.02    Restated Definition. Section 1.01 of the Credit Agreement shall be amended by amending and restating the definition of the term “Change in Control” contained therein to read in full as follows:
“Change in Control” means the occurrence of any of the following:
(a)    ETP shall cease to beneficially own and control, directly or indirectly, Equity Interests in the General Partner representing at least 51% of the aggregate ordinary voting power and 51% of the aggregate non-voting economic interests represented by the issued and outstanding Equity Interests in the General Partner;
(b)    the General Partner shall cease to be the sole general partner of the Borrower, with substantially the same (or more expansive) powers to manage the Borrower as are granted to the General Partner under the Organization Documents of the Borrower as of the Effective Date;
(c)    except for transactions permitted by Section 9.10 or Section 9.11, the Borrower shall cease to beneficially own and control, directly or indirectly, all of the Equity Interests in each of the other Loan Parties; or
(d)    within any period of twelve (12) consecutive calendar months, individuals who were (i) members of the board of managers, or similar governing body, of the General Partner on the first day of such period, (ii) individuals who were appointed, nominated or approved by such individuals referred to in the foregoing clause (i), or (iii) individuals who were appointed, nominated or approved by ETP, shall not constitute a majority of the members of the board of managers, or similar governing body, of the General Partner.
“Contribution Agreement” and “Contribution Agreements” mean, collectively or individually as the context requires, the IPO Contribution Agreement and any other contribution, purchase, assignment or similar agreement pursuant to which ETP and/or one or more of its Affiliates transfer material operating Midstream Properties or Equity Interests in a Person owning material operating Midstream Properties, as the case may be, to the Borrower and/or any other Loan Party in a transaction constituting a Permitted Drop Down in accordance with the terms and conditions of this Agreement, in each case as such agreements are amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Industry Competitor” means, on any date, any Person (other than any Loan Party, ETP or any of their respective Subsidiaries) that is actively engaged, directly or indirectly, as one of its principal businesses in the processing, treating, or gathering of natural gas and has been designated by the Borrower as an “Industry Competitor” by written notice to the Administrative Agent and the Lenders not less than 15 Business Days prior to such date; provided that the term “Industry Competitor” shall not include any Person that the Borrower has subsequently designated as no longer being an “Industry Competitor” by written notice delivered to the Administrative Agent and the Lenders from time to time.
“Permitted Drop Down” and “Permitted Drop Downs” mean, individually or collectively as the context requires, any contribution, sale or other direct or indirect transfer by ETP and/or one or more of its Subsidiaries, of any material operating Midstream Properties or Equity Interests in a Person owning material operating Midstream Properties, as the case may be, to any Loan Party that is consummated in accordance with a Contribution Agreement and satisfies each of the requirements set forth in Section 9.05(n).
2.03    Deleted Definition. Section 1.01 of the Credit Agreement shall be amended by deleting the definition of the term “Sponsor” contained therein in its entirety.

2.04    “Bail In” Amendment to Definition of “Defaulting Lenders”. Section 1.01 of the Credit Agreement shall be amended by (a) deleting the word “or” appearing immediately before subclause (ii) of clause (e) the definition of the term “Defaulting Lender” and replacing it with a comma, and (b) inserting a new subclause (iii) of clause (e) of such definition immediately before the semi-colon appearing in such definition to read in full as “or (iii) become the subject of a Bail-In Action”.

2.05    “Bail In” Amendment to Defaulting Lenders Reallocation. Section 4.04(a) of the Credit Agreement shall be amended by amending and restating the last sentence of subclause (iv) of such section to read in full as follows:

Subject to Section 12.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
2.06    Amendment to Equity Cure Provision. Section 9.01(d)(ii) of the Credit Agreement shall be amended by deleting the phrase “the Sponsor” appearing therein and replacing it with the phrase “ETP and/or any of its Affiliates”.

2.07    Amendments to Successors and Assigns Provision. Section 12.04(b) of the Credit Agreement shall be amended by amending and restating subclauses (v) and (vii) of such section, respectively, to read in full as follows:
(v)    No Assignment to ETP or Loan Parties. No such assignment shall be made to ETP, the Borrower or any of their respective Affiliates or Subsidiaries.
(vii)    [Reserved].
2.08    Addition of “Bail In” Contractual Recognition Provision. Article XII of the Credit Agreement shall be amended by adding a new Section 12.17 immediately after existing Section 12.16 of such article to read in full as follows:

Section 12.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(iv)    The provisions of this Section 12.17 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.
Section 3.Conditions Precedent to this Agreement. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.01    Counterparts. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and Lenders constituting the Required Lenders and counterparts of the attached consent and acknowledgment duly executed by each Guarantor, each in form and substance satisfactory to the Administrative Agent.

3.02    No Material Litigation. No material litigation, arbitration or similar proceeding shall be pending or threatened in writing that (a) calls into question the validity or enforceability of this Amendment, the Credit Agreement, the other Loan Documents or the transactions contemplated hereby or (b) which has had, or could reasonably be expected to have, a Material Adverse Effect.

3.03    Representations and Warranties. The representations and warranties set forth in Section 4 of this Amendment shall be true and correct as of the Fourth Amendment Effective Date.

3.04    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Section 4.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower and, by its execution of the attached consent and acknowledgment, each Guarantor hereby represent and warrant to the Lenders and the Administrative Agent as follows:

4.01    Reaffirmation of Existing Representations and Warranties. After giving effect to this Amendment, each representation and warranty contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof, except (a) to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties continue to be true and correct in all material respects as of such date and (b) to the extent that any such representation or warranty is qualified by “material” or “Material Adverse Effect” references therein, such representation or warranty is true and correct in all respects on the date hereof.

4.02    Due Authorization; No Conflict. The execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended hereby, (a) are within the Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action and, if required, equity owner action (including any action required to be taken by any class of directors, managers or equity holders of the Borrower or any other Person, whether interested or disinterested) in order to ensure the due authorization of this Amendment and the transactions contemplated hereby, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including any class of directors, managers or equity holders of the Borrower or any other Person, whether interested or disinterested,), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect and other than those third party approvals or consents that, if not made or obtained, would not cause a Default, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (c) will not violate any applicable Governmental Requirement or any Organization Documents of the Borrower or any other Loan Party, or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture or other agreement regarding Indebtedness of the Borrower or any other Loan Party or give rise to a right thereunder to require any payment to be made by the Borrower or such Loan Party, (e) will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by the Borrower or such Loan Party, and (f) will not result in the creation or imposition of any Lien on any Property of the Borrower or any other Loan Party (other than the Liens created by the Loan Documents).

4.03    Validity and Enforceability. The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to applicable Debtor Relief Laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.04    No Default. No Default has occurred that is continuing.

4.05    No Defense. The Borrower acknowledges that no Loan Party has any defense to (a) Borrower’s obligations to pay the Secured Obligations when due or (b) the validity, enforceability or binding effect against any Loan Party of the Credit Agreement or any of the other Loan Document to which it is a party or any Liens intended to be created thereby.

4.06    No Material Adverse Change. As of the Fourth Amendment Effective Date, no Material Adverse Change has occurred since December 31, 2015.

Section 5.Miscellaneous.

5.01    No Implied Consent or Waiver. This Amendment shall not be construed as a consent to the departure from or a waiver of the terms and conditions of the Credit Agreement, except as expressly set forth herein.

5.02    Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are ratified and confirmed. The amendments contemplated hereby shall not limit or impair any Liens securing the Secured Obligations, each of which are hereby ratified, affirmed and extended to secure the Secured Obligations.

5.03    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.04    Legal Expenses. The Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.05    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Images of signatures transmitted by facsimile or other electronic transmission (e.g., .pdf) shall be effective as originals.

5.06    Integration. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.07    Headings. The headings, captions and arrangements used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

5.08    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

5.09    Loan Document. The parties hereto agree that this Amendment shall constitute a Loan Document under and as defined in the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.
BORROWER:
PENNTEX MIDSTREAM PARTNERS, LP
By:    PennTex Midstream GP, LLC,
its general partner
By:     /s/ Steven R. Jones
Name:    Steven R. Jones
Title:    Chief Financial Officer

FOURTH AMENDMENT TO MLP CREDIT AGREEMENT
AND
LIMITED CONSENT

Each of the undersigned (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Guaranty and Collateral Agreement) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.
CONSENTED, ACKNOWLEDGED AND AGREED TO BY:
GUARANTORS:
PENNTEX MIDSTREAM OPERATING, LLC
By: PennTex Midstream Partners, LP,
its sole member

By:    /s/ Steven R. Jones
Name:    Steven R. Jones
Title:    Chief Financial Officer
PENNTEX NORTH LOUISIANA, LLC

By:    /s/ Steven R. Jones
Name:    Steven R. Jones
Title:    Chief Financial Officer
PENNTEX NORTH LOUISIANA OPERATING 3, LLC
By:    /s/ Steven R. Jones
Name:    Steven R. Jones
Title:    Chief Financial Officer

FOURTH AMENDMENT TO MLP CREDIT AGREEMENT
AND
LIMITED CONSENT

ADMINISTRATIVE AGENT:
ROYAL BANK OF CANADA,
as Administrative Agent
By:    /s/ Ann Hurley
Name:    Ann Hurley
Title:    Manager, Agency

ISSUING BANK AND LENDER:
ROYAL BANK OF CANADA,
as Issuing Bank and Lender
By:    /s/ Jason York
Name:    Jason York
Title:    Authorized Signatory

LENDER:
WELLS FARGO BANK, N.A.
By:    /s/ Andrew Ostrov
Name:    Andrew Ostrov
Title: Director

LENDER:
BARCLAYS BANK PLC
By:    /s/ Jake Lam
Name:    Jake Lam
Title: Assistant Vice President

LENDER:
CITIBANK, NATIONAL ASSOCIATION
By:    /s/ Peter Kardos
Name:    Peter Kardos
Title: Vice President

FOURTH AMENDMENT TO MLP CREDIT AGREEMENT
AND
LIMITED CONSENT

LENDER:
SUNTRUST BANK
By:    /s/ Nina Johnson
Name:    Nina Johnson
Title: Director

LENDER:
JPMORGAN CHASE BANK, N.A.
By:    /s/ Anson Williams
Name:    Anson Williams
Title: Authorized Signatory

LENDER:
DEUTSCHE BANK AG NEW YORK BRANCH
By:    /s/ Chris Chapman
Name:    Chris Chapman
Title: Director
By:    /s/ Shai Bandner
Name:    Shai Bandner
Title: Vice President

LENDER:
CAPITAL ONE, NATIONAL ASSOCIATION
By:    /s/ Christopher Kuna
Name:    Christopher Kuna
Title: Director

LENDER:
ZB, N.A. dba AMEGY BANK
By:    /s/ Sam Trail
Name:    Sam Trail
Title: Senior Vice President

FOURTH AMENDMENT TO MLP CREDIT AGREEMENT
AND
LIMITED CONSENT

LENDER:
COMERICA BANK
By:    /s/ Jason M. Klesel
Name:    Jason M. Klesel
Title: Relationship Manager

LENDER:
COMPASS BANK
By:    /s/ Mark H. Wolf
Name:    Mark H. Wolf
Title:    Senior Vice President

LENDER:
CADENCE BANK, N.A.
By:    /s/ William W. Brown
Name:    William W. Brown
Title: Executive Vice President

LENDER:
WHITNEY BANK
By:    /s/ Liana Tchernysheva
Name:    Liana Tchernysheva
Title: Senior Vice President

FOURTH AMENDMENT TO MLP CREDIT AGREEMENT
AND
LIMITED CONSENT